Exhibit 99.2

Transformation Consulting

 FINANCIAL STATEMENTS

December 31, 2010 and 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Transformation Consulting

We have audited the accompanying balance sheets of Transformation Consulting as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity, and cash flow for the years then ended. Transformation Consulting management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transformation Consulting as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP
Certified Public Accountants

Newport Beach, California
March 10, 2011

Transformation Consulting
 Balance Sheets

	As of December 31, 2010	As of December 31, 2009
ASSETS
Current Assets:
Cash	$74,836	$145,810
Employee advances	30,000	30,000
Total current assets	104,836	175,810
Total assets	$104,836	$175,810

LIABLITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loan from shareholder	$2,800	$2,800
Total Liabilities	2,800	2,800

Commitments and Contingencies

Stockholders’ Equity:
Common stock, (Authorized, 100,000 shares, no par value, 100,000 shares issued and outstanding as of December 31, 2010 and 2009;	1,000	1,000
Additional paid-in capital	75,983	75,003
Accumulated equity	25,053	97,007
Total Stockholder’s equity	102,036	173,010

Total liabilities and stockholders’ equity	$104,836	$175,810

See accompanying notes to these financial statements

Transformation Consulting
 Statements of Operations

	For the years ended
	December 31, 2010	December 31, 2009
Net revenue	$1,229,254	$790,850

Cost of revenue	958,017	620,000

Gross profit	271,237	170,850

Operating expenses:
General and administrative	199,648	25,294
Total operating expenses	199,648	25,294

Income from operations	71,589	145,556

Other income (expenses):	1,878	(278)
Total other income (expenses)	1,878	(278)

Net income from continuing operations	73,467	145,278

Net income	$73,467	$145,278

INCOME PER SHARE OF COMMON STOCK—Basic	$0.73	$1.45

WEIGHTED AVERAGE SHARES OUTSTANDING—Basic	100,000	100,000

See accompanying notes to these financial statements

Transformation Consulting
 Statements of Stockholders’ Equity
For the years ended December 31, 2010 and 2009

	Common Stock	Amount	Additional Paid-in Capital	Accumulated Equity (Deficit)	Total Stockholders’ Equity
Balance December 31, 2008	100,000	$1,000	$75,003	$(48,271)	$27,732

Net income for the year				145,278	145,278

Balance December 31, 2009	100,000	$1,000	$75,003	$97,007	$173,010

Related party contribution			980		980

Dividends paid on common stock				(145,421)	(145,421)

Net income for the year				73,467	73,467

Balance December 31, 2010	100,000	$1,000	$75,983	$25,053	$102,036

See accompanying notes to these financial statements

Transformation Consulting
 Statements of Cash Flows

	For the years ended
	December 31, 2010	December 31, 2009
Operating activities:
Net income from continuing operations	$73,467	$145,278
Net cash provided by operating activities	73,467	145,278

Investing activities:
Net cash used in investing activities	—	—

Financing activities:
Dividends paid on company common stock	(145,421)	—
Payments from related parties	980	—
Net cash provided by financing activities	(144,441)	—

Net increase (decrease) in cash	(70,974)	145,278

Cash beginning balance	145,810	532
Cash ending balance	$74,836	$145,810

Supplement disclosure of cash flow information
Interest received	$1,878	$—
Income taxes paid	$43,789	$1,655

See accompanying notes to these financial statements

Transformation Consulting
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND OPERATIONS

General

Transformation Consulting (the “Company”, “TC” or we/us/our) was incorporated under the laws of California in December 1999. The Company is engaged in management consulting for renewable energy and other industries in California. The renewable sources include electricity generated from recycled materials. The focus of the Company is to locate renewable energy sources in close location to existing interconnection sites found throughout California.  These sites include landfills that are idea locations given the previous site impact.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation -
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as well as the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Income Taxes — The Company records income taxes in accordance with the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, “Income Taxes.”  The standard requires, among other provisions, an asset and liability approach to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities.  Valuation allowances are provided if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Cash and Cash Equivalents - Cash and cash equivalents, if any, include all highly liquid instruments with an original maturity of three months or less at the date of purchase.  As of December 31, 2010 and 2009, the Company had no cash equivalents.

Fair Value of Financial Instruments - The Company adopted Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures ("Topic 820"). Topic 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The fair value of the Company's cash and cash equivalents, accrued liabilities and accounts payable approximate carrying value because of the short-term nature of these items.

Net Income Per Share — The Company computes net loss per share in accordance with FASB ASC Topic 260, “Earnings per Share,” Under the provisions of the standard, basic and diluted net income per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  For the years ended December 31, 2010 and 2009, the Company did not have common equivalent shares.

 Concentration of Credit Risk — Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash.  The Company maintains its cash with high credit quality financial institutions; at times, such balances with any one financial institution may exceed FDIC insured limits.

Recently Issued Accounting Pronouncements - In June 2009, the Financial Accounting Standards Board (FASB) issued a new standard regarding the accounting for transfers of financial assets amending the existing guidance on transfers of financial assets to, among other things, eliminate the qualifying special-purpose entity concept, include a new unit of account definition that must be met for transfers of portions of financial assets to be eligible for sale accounting, clarify and change the derecognition criteria for a transfer to be accounted for as a sale, and require significant additional disclosure. This standard was effective for new transfers of financial assets beginning January 1, 2010. The adoption of this standard did not have a material impact on the financial statements.

In June 2009, the FASB issued a new standard that revises the consolidation guidance for variable-interest entities. The modifications include the elimination of the exemption for qualifying special purpose entities, a new approach for determining who should consolidate a variable-interest entity, and changes to when it is necessary to reassess who should consolidate a variable-interest entity. The adoption of this standard did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-6,  Improving Disclosures About Fair Value Measurements , that amends existing disclosure requirements under FASB Accounting Standards Codification (ASC) 820 by adding required disclosures about items transferring into and out of levels 1 and 2 in the fair value hierarchy; adding separate disclosures about purchases, sales, issuances, and settlements relative to level 3 measurements; and clarifying, among other things, the existing fair value disclosures about the level of disaggregation. For 3M this ASU is effective for the first quarter of 2010, except for the requirement to provide level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which is effective beginning the first quarter of 2011. The Company is currently evaluating the impact of this standard on our financial statements.

NOTE 3. – EMPLOYEE ADVANCES

In March 2006, the Company advanced its employee $30,000.  This amount was repaid to the Company in March 2011.

NOTE 4. – SHAREHOLDER LOAN

In December 2008, $2,800 was loaned to the Company by its shareholder.  The Company repaid the loan in March 2011.

NOTE 5. - STOCKHOLDERS' EQUITY

Common Stock

At December 31, 2010 and 2009, the Company was authorized to issue 100,000 shares of no par value common stock. There were 100,000 common shares issued and outstanding as of December 31, 2010 and 2009.

NOTE 6 - INCOME TAXES

The Company paid the following in income taxes for the years ended December 31, 2010 and 2009.

	2010	2009
Federal	$33,579	$-
State	10,020	1,655
Local	190	-
Total	$43,789	$1,655

 NOTE 7. COMMITMENTS AND CONTINGENCIES

a) Properties and Leases

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its sole officer and director at no cost. Management estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

b) Litigation

We are not a party to any current or pending legal proceedings that, if decided adversely to us, would have a material adverse effect upon our business, results of operations, or financial condition, and we are not aware of any threatened or contemplated proceeding by any governmental authority against us.  To our knowledge, we are not a party to any threatened civil or criminal action or investigation

NOTE 8.  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 10, 2011, the date at which the financial statements were available to be issued.

On March 9, 2011, Dynamic Energy Development Corporation (“DYNAMIC”) purchased 100,000 shares, all of the outstanding shares, of Transformation Consulting (“TC”) pursuant to Stock Purchase Agreement (the “SPA”) dated February 25, 2011. The purchase price for the shares was Two Million Dollars ($2,000,000), payable from the gross revenues (pre-tax) of TC, as received, subject to the following contingent reduction or increase of the purchase price.  If TC’s gross revenues during the two years following the closing are less than two million dollars ($2,000,000), then the purchase price for the shares shall be reduced to the actual revenue received by TC during the two year period.  If TC’s revenues during the same two year period exceed two million dollars ($2,000,000), then the purchase price for the shares shall be increased by one-half (1/2) of the excess revenues over two million dollars ($2,000,000).

On March 9, 2011, DYNAMIC, Verdad Telecom, Inc. (“MAMM Controlling Shareholder”) and Mammatech Corporation (“MAMM”) entered into a Share Exchange Agreement (“SEA”), pursuant to which MAMM Controlling Shareholder owning an aggregate of 44,786,188 shares of common stock, $.0001 par value per share, of MAMM (“Common Stock”), equivalent to 85.5% of the issued and outstanding Common Stock (the “Old MAMM Shares”) would return their shares to treasury and DYNAMIC shareholders would exchange their shares on a one for one basis of newly issued MAMM shares.  In return such shares to treasury the MAMM Controlling Shareholder shall receive $322,000 (the “Purchase Price”). The SEA closed on March 10, 2011.